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                                                                    Exhibit 23.8

                            Consent of Merrill Lynch
                            ------------------------



     We hereby consent to the use of our opinion letters dated February 10, 1999 to the Special Committee of the Board of Directors of CNL American Properties Fund, Inc. (the "Company") included as Exhibits 10.52 and 10.53 to the Consent Solicitation Statement/Prospectus which forms a part of Amendment No. 4 to the Company's Registration Statement on Form S-4 (File No. 333-74329) relating to the proposed acquisition by the Company of each of the Income Funds and the acquisition by the Company of the CNL Restaurant Businesses and to the references to such opinions in such Consent Solicitation Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the SEC thereunder.



                                         MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                         By: /s/ Michael F. Profenius


December 20, 1999